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                                                                    EXHIBIT 11.0

                            FIRST BELL BANCORP, INC.
           COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FORTHE THREE AND SIX MONTHS ENDED JUNE 30, 2002 and 2001
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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
                                              Three Months Ended                           Three Months Ended
                                              ------------------                           ------------------
                                                 June 30, 2002                                June 30, 2001
                                              ------------------                           ------------------
                                                    Weighted                                     Weighted
                                                    Average      Per                             Average      Per
                                         Income     Shares      Share                 Income     Shares      Share
                                        ---------  ----------  -------              ----------  ----------  -------
Income available to
 common stockholders                    $   2,493       4,761        -              $    1,348       4,758        -

Unearned MRP shares                             -        (181)       -                       -        (181)       -
Unearned ESOP shares                            -        (458)       -                       -        (486)       -
                                        ---------  ----------  -------              ----------  ----------  -------
Basic earnings per share                    2,493       4,122  $  0.61                   1,348       4,091  $  0.33

Effect of dilutive securities:
Stock options                                   -         134        -                       -          95        -
                                        ---------  ----------  -------              ----------  ----------  -------
Diluted earnings per share              $   2,493       4,256  $  0.59              $    1,348       4,186  $  0.32
                                        =========  ==========  =======              ==========  ==========  =======

                                               Six Months Ended                             Six Months Ended
                                              ------------------                           ------------------
                                                June 30, 2002                                June 30, 2001
                                              ------------------                           ------------------
                                                    Weighted                                     Weighted
                                                    Average      Per                             Average      Per
                                          Income    Shares      Share                 Income     Shares      Share
                                        ---------  ----------  -------              ----------  ----------  -------
Income available to common
 stockholders                           $   4,468       4,768        -              $    3,023       4,758       --
                                                                                    ----------  ----------  -------

Unearned MRP shares                             -        (181)       -                      --        (181)      --
Unearned ESOP shares                            -        (455)       -                      --        (490)      --
                                        ---------  ----------  -------              ----------  ----------  -------
Basic earnings per share                    4,468       4,132  $  1.08                   3,023       4,087  $  0.74

Effect of dilutive securities:
Stock options                                   -         121        -                      --          99       --
                                        ---------  ----------  -------              ----------  ----------  -------
Diluted earnings per share              $   4,468       4,253  $  1.05              $    3,023       4,186  $  0.72
                                        =========  ==========  =======              ==========  ==========  =======
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